UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023 (October 13, 2023)
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4FRONT VENTURES CORP.
(Exact name of registrant as specified in its charter)
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British Columbia	000-56075	83-4168417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7010 E. Chauncey Lane Ste. 235 Phoenix, Arizona 85054
(Address or principal executive offices including zip code)
(602) 633-3067
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol	Name of Exchange on which registered
Class A Subordinate Voting Shares, no par value	FFNTF FFNT	OTCQX CSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Explanatory Note

On October 16, 2023, 4Front Ventures Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the issuance of a press release announcing its entry into the loan agreement described below. This Amendment No. 1 to the Original 8-K is being filed solely to (i) appropriately disclose the issuance of such press release under Item 7.01 of Form 8-K, (ii) revise Item 1.01 to include a description of the loan agreement and (iii) include disclosure under Item 2.03 related to the loan agreement.

Item 1.01 Entry Into a Material Definitive Agreement.

On October 13, 2023, 4Front Ventures Corp. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”), by and among the Company, the Company’s wholly-owned subsidiaries, ALT Debt II, LP (the “Lender”) and GGG Partners, LLC, as collateral agent.

Pursuant to the Loan Agreement, the Lender is providing the Company with term loans up to $10 million (the “Term Loans”), $6 million of which was immediately available to the Company subject to certain holdbacks. The Lender has agreed, subject to certain conditions, to make one or more additional loans up to $4 million to the Company. The maturity date of the Term Loans is originally set to December 1, 2023; however, such maturity date shall be extended pursuant to the Loan Agreement in certain instances; provided further, however, in no circumstance will the maturity date be extended beyond September 30, 2026.

The Term Loans shall bear interest at an annual rate equal to the greater of (a) the sum of the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. and seven percent (7%), and (b) fifteen and one-half percent (15.5%). Accrued interest on the Term Loans shall be paid by the Company monthly on the first business day of each calendar month occurring while the Term Loans are outstanding, commencing November 1, 2023.

Following six months after a Term Loan is made, the Company is required to repay the aggregate amount outstanding under such Term Loan in consecutive monthly installments pursuant to an amortization schedule from such payment date to the maturity date.

The Term Loans shall be secured by senior liens on all assets of the Company and borrowing subsidiaries.

The Loan Agreement contains financial covenants that (a) require the Company to have minimum liquidity of at least $3,000,000 beginning December 31, 2023, (b) have a fixed charge coverage ratio of no less than 1.10 to 1:00 beginning June 30, 2024 and (c) have a consolidated leverage ratio of no more than 3.00 to 1:00 beginning June 30, 2024. The Loan Agreement contains additional covenants that, among other things, limit the ability of the Company and its subsidiaries to incur certain additional debt and liens, pay certain dividends or make other restricted payments, make certain investments, make certain dispositions and enter into certain transactions with affiliates.

The proceeds of the Term Loans shall be used only to acquire and build out new or improve existing dispensaries in Illinois, resolve certain liabilities, and pay expenses related to the transaction.

The foregoing description of the Loan Agreement is not complete and is subject to, and qualified in its entirety by reference to, the Loan Agreement, a copy of which will be filed subsequent to this filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On October 16, 2023, the Company issued a press release announcing its entry into the Loan Agreement, a copy of which is attached as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Exhibits

Exhibit Number	Description
99.1	Press Release, dated October 16, 2023.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2023

4FRONT VENTURES CORP.

By:	/s/ Leonid Gontmakher
Leonid Gontmakher
Chief Executive Officer and Director